Wade F. B. Thompson
                   Presentation to Sidoti & Company Conference
                                 April 11, 2002

Thor Industries is the leader in two growing markets: recreation vehicles and buses.

We have no debt and cash of $31 million at the end of last quarter. We are a generator of cash.

We have made money in each of our 21 years in business, the only company in our industries that can make that claim!

With the acquisition in November 2001 of Keystone RV Company, one of the most successful new companies ever, we should hit $1.1 billion in sales this fiscal year. The combination with Keystone makes us easily the largest RV manufacturer in unit sales.

SLIDE - COMPANY HISTORY
        ---------------

Thor was founded in 1980 by Peter B. Orthwein, our vice-chairman, and me with the acquisition of Airstream, the world's most renowned RV manufacturer. We have built it from scratch, no from behind scratch because Airstream lost $12 million
                               ------ -------
on sales of $22 million the year before we acquired it. We turned that loss into

                                       5 of 23 Pages
a $1 million profit in our first year, a $13 million turnaround. We went public in 1984 and went on the big board in 1986.

Today, we are the largest builder of recreation vehicles. Based on industry retail unit sales in the final quarter of 2001 and in January 2002, we have 21% of the RV industry. RVs account for 75% of sales. We acquired Keystone RV on November 9, 2001 for $151 million, 41% in stock and 59% or $89 million cash.

We are the largest builder of mid-size buses which account for 25% of our sales.

SLIDE - SALES
        -----

In 1995, our total sales were $563 million, $916 million in 2000, $827 million in fiscal 2001. In the 6 months ended January, sales were $479 million, up 25% from $383 million last year.

SLIDE - NET INCOME
        ----------

Net income in 1995 was $13.8 million, $36.1 million in 2000, and $26.7 million last year. In the latest six months, net income jumped 24% to $14.4 million from $11.6 million in the prior year.

                                 6 of 23 Pages

SLIDE - EPS
        ---

Earnings per share were $1.03 in 1995, $2.98 in 2000, and $2.24 last year. In the latest six months, EPS were $1.11, up 14% from 97(cent) last year.

SLIDE - RV SALES
        --------

Here are our recreation vehicle sales. $469 million in 1995, $678 million in 2000, $534 million in 2001. RV sales in the latest six months were $331 million, up 37% from $242 million. In 1995, our RV market share was 12%. Today, it is 21%.

SLIDE - RV INCOME BEFORE TAX
        --------------------

RV income before tax was $17.6 million in 1995, $46.3 million in 2000, $25.3 million in 2001. In the six months ended January 2002, RV income before tax was $16.0 million versus $9.1 million last year, up 76%.

SLIDE - BUS SALES
        ---------

Bus sales have tripled from $94 million in 1995 to $292 million last year. In the latest 6 months, bus sales are up 5% from $141 million last year to $148 million. Market share has increased from 22% in 1995 to 37% today.

                                 7 of 23 Pages

SLIDE - BUS INCOME BEFORE TAX
        ---------------------

Bus income before tax has increased from $4.4 million in fiscal 1995 to $20.2 million last year. For the six months of fiscal 2002, bus income before tax is $7.9 million versus $9.2 million last year, down 14%.

SLIDE - U.S. RV INDUSTRY
        ----------------

Following 4 years of growth, the U.S. RV industry started a decline in May 2000, signaling a recession, and was down 6% in 2000 and 14% in 2001 to 257,000 units. The good news is that, consistent with its record as an early economic indicator, December and January industry retail sales were up 17% and 16% respectively. January and February industry wholesale shipments were up 11% and 14% respectively. In our opinion, the recession in the RV industry is behind us.

SLIDE - RV GROWTH FACTORS
        -----------------

The most important determinant of RV demand is demographics. The baby boomer age group, 55-64, is expected to grow by 48% between now and 2010. That is 5 times the expected 9% growth in the total population. Baby boomers are the big story in RVs. Many of you in this room qualify for buying RVs in 2002. And I urge you to do so.


                                 8 of 23 Pages

SLIDE - RV GROWTH FACTORS
        -----------------

Other factors contributing to RV growth are:
o The product. Today it is better built, more customer-friendly, and often equipped with every high tech feature you have in your home.

o        Low interest rates.

o High consumer confidence levels. The Conference Board's consumer confidence index jumped to 110.2 in March, up from 95.0 in February, the biggest jump in 11 years.

o Gasoline is plentiful and at a low price, averaging $1.37 per gallon nationally.

o The Go RVing national promotional campaign which was started in 1997 has resulted in increased consumer awareness and purchase intent.

o        Freedom is a key attribute of the RV experience.

o RVing has less hassle, more flexibility, and provides more freedom and family fun than any other form of travel and recreation. No long lines at airports, no security checks. You just get up and go.

                                 9 of 23 Pages

SLIDE -  How is Thor taking advantage of these positive RV growth factors?
         -----------------------------------------------------------------

We have completed a major upgrade and expansion, adding over half a million square feet of state of the art manufacturing space in the last 3 years. With some 75 manufacturers in a $7 billion industry, the RV business is ripe for consolidation and we aim to be the industry consolidator. Our acquisition of Keystone on November 9, 2001 is evidence of that. It is a major step for us as it has provided us with a dominant role in the towable segment, the industry's largest and therefore we now have purchasing power far superior to any other manufacturer in the industry. Also we are continuing our industry leading product innovation. Here are recent examples of innovative Thor products and features.

SLIDE - THOR RV INNOVATIONS
        -------------------

That's the Fun Mover, a motor home that was recently used in the Salt Lake Olympics torch parade. It is a sport utility motor home - you live in the front and keep your `toys' in the rear.

This is the new Four Winds diesel pusher motor home which will be on the market in July, filling a major product gap for us.

And, this is Airstream's flagship 396 XL, Thor's most expensive and luxurious motor home.

                                 10 of 23 Pages

SLIDE

This is the Airstream International, a new lower priced Airstream with 2 modern interior options designed for the younger buyer.

SLIDE

Here is Keystone's Montana and Cougar fifth wheels, the #1 and #2 fifth wheels in the U.S. The Outback is an enormously successful travel trailer introduced 6 months ago. We have received 3,000 orders for this light weight vehicle.

SLIDE    THOR AND KEYSTONE
         -----------------

Keystone has been over the past 6 years, the best performer in the RV industry, by far. To talk about Keystone's business model and the keys to its success is Cole Davis, Keystone's founder and a new major stockholder of Thor.

                                 11 of 23 Pages

COLE DAVIS' PRESENTATION
------------------------

SLIDE
-----
o Much of Keystone's success is founded on our market strategy and the supporting business model.

When we started Keystone in 1996 we knew that most rv companies were focused more on manufacturing efficiencies than responding to their customer's needs.

Early on we identified five distinct buyer groups each desiring specific design, construction, price point and feature combinations and developed a market strategy to capitalize on those unfulfilled needs.

SLIDE
-----

This chart demonstrates the advantages of this strategy.

o Non-competing product lines, each line designed to meet a group of buyers specific needs.

o Because each product line is distinctly different we can offer these lines to different dealers in a market territory. We could have as many as four dealers in a market compared to our competitors one.

o This makes available more inventory dollars for Keystone. Each dealer only has so many dollars available for towable products and if we have four dealers with $500K of inventory financing available compared to our competitor who only has one dealer with $500K available then we will have

                                 12 of 23 Pages

o four times the shelf space of our competition and thus with more visibility in the market

o        more shelf space will generate more sales

o        more sales generates greater market share and as

o dealers recognize Keystone's market momentum. More dealers want to be on the winning team. They want to be with the manufacturers whose products are winning sales and generating profits for the dealership.

o This creates more demand for Keystone products and enables us to develop more product line to satisfy that demand.

SLIDE
-----

In addition to driving our tremendous sales growth we realized several additional benefits from this market strategy.

o We are protected from many negative affects during economic downturn because by spreading our products over several dealers in a local market

         o We have less dependence on any single dealer and reduced financial exposure should they fail

         o and we continue to retain a sales presence in the market even if one dealer should fail.

                                 13 of 23 Pages

o This strategy is also similar to Thor's market strategy, with their independently managed companies.

         o Because of this similar structure we have very quickly capitalized on the benefits of Thor's acquisition of Keystone.

         o        Both  of  our   management   teams  easily   established   the
                  communication   necessary   to  share   best   practices   and
                  information that has led to substantial cost reductions.

Keystone's market strategy required the development of a new business model that enabled our managers to focus on changing market conditions and creating new products to adapt to those changes.

But to insure our growth this business model had to be expandable, supporting the development of new product lines without diminishing our product development efforts for existing lines.

SLIDE
-----

o This is a diagram of our business model and our company's organization chart. The customer is our boss. Our group presidents and their general managers for each product line, our product decision makers, work directly with our customers, both the retail consumer and the dealer. These top managers are on the phone each day with dealers and on weekends they travel to retail RV shows to listen to our consumers. Unlike many of our competitors their information is direct, not passed up the chain from the retail customer, to the dealer, to the sales rep. in the field, to the sales manager, through product committees and more. The resulting product, if ever built, is usually nothing like what the customer wanted.

These senior managers, armed with input directly from our customer, will attend weekly product meetings.

Each major product line has a general manager reporting to the group president, a dedicated production plant with a production manager, engineer and purchasing manager.

At the weekly product meeting, each of these people necessary to make a decision is present. Once a product change is approved it moves directly into production.

o Product innovations and improvements can be on our production floor in days compared to months as with many of our major competitors.

                                 14 of 23 Pages

o To keep our group presidents focused on product development we centralized all support functions in a support group which is my group. I am support.

o I work for our group presidents who in turn report to our boss, the customer. My small group is made up of VPs of finance, administration, manufacturing and purchasing.

o Our job is providing support to the group presidents, removing distractions that keep them from fulfilling their mission.

Accounting functions, HR, IT, legal and manufacturing and purchasing best practices are the responsibility of my support group.

Although these functions are critical to our business, they are distractions to company heads trying to focus on changing customer needs.

The result is that we deliver new products and product improvements to our customers faster and more accurately than any of our competition.

I believe Keystone is similar to a football team. Our group presidents are the quarterbacks, leading the offense and putting points on the board, or dollars on

                                 15 of 23 Pages
the top line. My support group is the defense, and our job is to protect those points, or drop the maximum dollars to the bottom line, by improving manufacturing efficiencies, purchasing materials at the lowest cost, protecting the company from costly legal HR mistakes and controlling overhead costs.

SLIDE
------

Reviewing the advantages of the Keystone business model:

o The product development footprint is duplicated for each new product line making the model flexible and expandable.

o Group presidents and general managers receive input directly from the customer.

o Shortened product development cycle expedites delivery of new products to market.

o Centralized support services free up group presidents to focus on changing market conditions and product development.

o        Shared support services by all groups eliminate redundant costs.

These are the tools that have contributed greatly to Keystone's success

o        A market strategy to design non-competing product lines

o And a business model that delivers those products to market faster and at a lower cost than our competition.

                                 16 of 23 Pages

SLIDE - BENEFITS OF KEYSTONE
        --------------------

Thanks, Cole.

Now you can see why Keystone is one of the most successful start-ups in history. How it has gone from zero 6 years ago to $400 million in sales, $30 million NBT in 2001 by being customer driven, product driven, and profit driven. Like all Thor companies, Keystone retains its autonomy and entrepreneurial culture which is virtually identical to Thor's. Importantly, all of Keystone's key managers are continuing. They all have substantial investments in Thor stock which is restricted for several years. And, they continue to perform remarkably well.

Keystone's sales are up 70% since acquisition, through February 28, compared to last year. Keystone's NBT is over $10 million since acquisition through February, versus $2.7 million in the same period last year.

SLIDE - THOR RV ON THE MOVE
        -------------------

Thor RV is really on the move. Our unmatched 21+ years performance has combined with Keystone's spectacular results to create a formidable growth company.

                                 17 of 23 Pages

The big immediate gain is purchasing leverage. We are now 28% larger than Fleetwood in unit sales and therefore in purchasing power.

o We have achieved approximately $10 million in annualized purchasing savings. That equates to over 40(cent) per share. Some of this was effective January 1. All of it should be in place by June 1.

o We are sharing best practices. The coordination, the transition with Keystone has gone extremely well.

Concurrently, our non-Keystone RV net before tax is up 85% in the last 4 months. Keystone's spectacular record is spurring on our other RV companies to stretch their performance, to drive with increased passion to even higher standards of excellence.

o        Since November our RV orders are up 59% through March 31.

o        Since November our RV retail sales are up 33% through March 31.

o        That is an apples to apples basis in each case.

o Our RV backlog on 3/31 was $247 million, more than triple last year, which excludes Keystone. On an apples to apples basis our RV backlog is up 48%.

                                 18 of 23 Pages

SLIDE - PURCHASING LEVERAGE
        -------------------

This shows our new purchasing strength. Here are the top 7 companies in the RV industry by unit volume. (Forest River and Jayco are private.)

This chart is important because approximately 65% of RV sales are purchased components. Large ticket items - frames, refrigerators, air conditioning, axles, tires, etc.

We have 28% more purchasing power than Fleetwood, as I mentioned. Excluding folddowns which is a $170 million declining segment, we have 40% more purchasing power than Fleetwood.

SLIDE - U.S. MID-SIZE BUS INDUSTRY
        --------------------------

Let's now focus on Bus.

Mid-size buses, those up to 35', are the most cost effective, common sense, mass transportation. They offer superior fuel efficiency and much lower up front and operating costs. The mid-size bus industry is a growth industry. 2001 industry shipments were up 18% from 2000.

                                 19 of 23 Pages

80% of the cost of transit buses is federally funded. The 2003 federal budget includes a 7% increase in transit funding. Two-thirds of our bus business is with transit customers.

The industry is currently soft and has been affected by tight state/local budgets and by airline traffic slowdown since 9/11 which has impacted rental car, hotel/motel, and other businesses.

SLIDE
-----

Unit shipments of mid-size buses have increased from 7,100 in 1994 to 10,600 in 1997, and to 12,300 last year, a compound annual growth rate of 8%. Our bus shipments during that time have increased from 1,589 units to 4,513 last year, a compound annual growth rate of 16%. Our market share has increased from 22% to 37% last year.

SLIDE   THOR BUS LEADS THE INDUSTRY
        ---------------------------

We are the number one manufacturer in this growing $850 million+ mid-size bus industry with 37% of the market. We are larger than our next 2 competitors combined. We are the leader in low cost fuel-efficient transit. We are the
                  ---  ------                                                ---
leader in  alternative  clean burning  fuels.  Our 30' fuel cell hybrid bus goes
------
into  operation in the  California  desert next month.  We are the leader in low
                                                               --- ------
floor buses, which have easy access and exit. We have 60 dealers nationwide, the

                                 20 of 23 Pages
best and the largest sales and service network.

SLIDE

We sell our buses to premier operators including Hertz, Avis, Los Angeles, Dallas, and Pace in Chicago. We have major expansion opportunities in 40' buses, a natural extension of our product line, and we plan to introduce our first 40' bus at the major industry show in September.

The latest good news is that on April 2, we announced a 3 year contract with a 2 year option from CalTrans in California for about 5,000 buses valued at approximately $200 million over the next 5 years. This is the largest unit bus contract ever awarded, to our knowledge.

SLIDE - PHOTOS
        ------

Let's take a look at some of our buses:
o The low floor EZ Rider. The city of Los Angeles and Hertz are big users of this bus.

o        This is the M1000 mid-size luxury coach built for ABC.

o        Our Aerotech is the best selling small commercial bus.

                                 21 of 23 Pages

SLIDE   LIKE RV WE ARE EXPANDING IN BUS
        -------------------------------

In Kansas, we have consolidated multiple sites into a single 250,000-sq. ft. state of the art facility. Included in that new facility is our van operation that builds small buses for the mobility impaired. At Champion, we have formed an alliance with ABC, the largest distributor of motorcoaches, to build mid-sized luxury M1000 coaches.

SLIDE

In California, we have purchased land and plan to build a 200,000 sq. ft. facility in July to accommodate our existing product line as well as our new 40' low floor transit bus. Full size 40' transit buses is a directly related $1 billion segment we have not been in. Thor will have the widest product range in the commercial bus industry.

SLIDE - 9001
        ----

Each of our 3 bus facilities is certified ISO 9001, the top rating, by the International Standards Organization signifying our world class quality. We are the only mid-size bus manufacturer with this rating.

SLIDE - THOR HIGHLIGHTS
        ---------------

Here is a snapshot of where we are today. In the latest 3 months of this fiscal year, our total sales were $269 million, up 55%. Net income was $7.7 million, up 143%. Earnings per share were 55(cent), up 104%.

                                 22 of 23 Pages

SLIDE - MAJOR GOALS
        -----------
o        $100 million in NBT.

o        Expanding our #1 position in each of our two industries.

o        20% net income growth per year.

o Continuing margin improvement through increased sales, purchasing leverage, and cost reductions.

o        Continuing emphasis on increasing stockholder value.

SLIDE - CONTINUING STRONG PROFITABLE GROWTH
        -----------------------------------

In summary, we are the market leader in two related growth industries. Recreation vehicles are in a new growth phase and RV will continue to be a major cash generator. Bus should show an upturn later this year. We have unmatched purchasing power in RVs. We are the leader, the innovator in top quality products in both segments. We have a superior financial condition. We have a highly motivated, profit conscious, proven, entrepreneurial management team to build the company for the next 21 years and beyond.

SLIDE - DRIVING FOR EXCELLENCE
        ----------------------

Thank you.

Special thanks to Peter Sidoti and Scott Stember for your excellent coverage and analysis of the RV industry.


                                 23 of 23 Pages